EXHIBIT 99.1

WestRock Enters Into Definitive Agreement to Divest Home, Health and Beauty Business for $1.025 Billion

NORCROSS, Ga., Jan. 23, 2017 (GLOBE NEWSWIRE) -- WestRock Company (NYSE:WRK) announced today that it has entered into a definitive purchase agreement with Silgan Holdings Inc. (NASDAQ:SLGN) under which Silgan will purchase WestRock’s Home, Health and Beauty business for $1.025 billion in cash plus the assumption of approximately $25 million in foreign pension liability. WestRock expects to receive net after-tax proceeds from the divestiture of approximately $1 billion.

“We have a constant strategic focus at WestRock on aligning our portfolio and resources around our core paper and packaging solutions businesses, and the sale of our Home, Health and Beauty business is the next step in this process,” said Steve Voorhees, chief executive officer of WestRock. “Over the past year, we have made several investments that have further enhanced our business portfolio, while exiting others that were not core to our goal of being a premier provider of paper and packaging solutions to our customers.”

WestRock’s Home, Health and Beauty business designs and produces value added dispensing systems and closures for the global home care, lawn and garden, personal care, beauty, fragrance and healthcare markets.

The companies expect to close the transaction, subject to necessary government and regulatory approvals, in the quarter ending March 31, 2017. Additional financial information, including the expected impact to WestRock’s 2017 results, will be provided upon the closing of the transaction.

Lazard served as lead financial advisor to WestRock for this transaction, and Wells Fargo Securities was also a financial advisor to the company.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.  Such forward-looking statements include statements regarding the potential sale of WestRock’s Home, Health and Beauty business and our anticipation that the transaction will close in the quarter ended March 31, 2017.  With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the disposition of the Home, Health and Beauty business; whether and when the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expires or terminates; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers.  Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

About WestRock
WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 39,000 team members support customers around the world from more than 250 operating and business locations spanning North America, South America, Europe and Asia. Learn more at www.westrock.com.

WestRock
Investors:
Matt Tractenberg, 470-328-6327
Vice President - Head of Investor Relations
matt.tractenberg@westrock.com

John Stakel, 678-291-7901
Senior Vice President, Treasurer
john.stakel@westrock.com

Media:
Chris Augustine, 470-328-6305
Director, Corporate Communications
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